Exhibit 99.1

Sharon AI Announces Five-Year Cloud Computing Infrastructure Agreement

New York, USA, May 14th, 2026 – Today, SharonAI Holdings Inc. (NASDAQ:SHAZ) and its subsidiaries (“Sharon AI” or “the Company”), a leading Australian Neocloud, announced the signing of a cloud computing infrastructure agreement with a global technology company with major Asia-pacific presence, valued at approximately US$950 million over five years.

Under the terms of the contract, Sharon AI expects to deploy cloud computing solutions across multiple NEXTDC data centers in Australia, with revenue expected to commence by the end of each of the third quarter and fourth quarter of 2026.

These solutions are expected to utilize the Vast Data AI Operating System, unifying storage, database, compute and real-time processing into a single system. The Vast Data architecture collapses traditionally separate layers of the stack, which should enable Sharon AI’s customers to perform workloads more efficiently.

James Manning, Co-Founder and CEO, Sharon AI said, “We are thrilled to continue to expand our AI Cloud business, building and deploying the latest cloud computing infrastructure in Australia with NEXTDC and Vast Data. This contract follows on from our previously announced agreements in the region, and our customer pipeline continues to grow. We continue to see strong demand across enterprise, hyperscale, research and AI native sectors throughout Australia and Asia-Pacific.”

David Dzienciol, Chief Customer Officer & Chief Commercial Officer, NEXTDC said, “We are pleased to strengthen our partnership with Sharon AI, and to see compute infrastructure deployed across our facilities in Australia.”

Sunil Chavan, Vice-President Asia-Pac & Japan, Vast Data said, “These deployments require more than accelerated compute; they demand a reliable data foundation that can support their workloads. That is the role the VAST AI Operating System was designed to play, and we look forward to continuing to support SharonAI as it expands across the region.”

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Disclosure Information

Sharon AI primarily uses its Investor Relations page (https://sharonai.com/investors/) to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. The Company also notes that, at times, it uses other communication mediums including, but not limited to, its X account (sharon__ai) and/or LinkedIn account (sharon-AI) to disseminate information about the Company, and can be additional sources of information outside press releases, regulatory filings with the Securities and Exchange Commission (SEC) and any other conference calls, webcasts, investor days, etc. that the company may hold.

About Sharon AI

SharonAI Holdings Inc. (NASDAQ: SHAZ) and its subsidiaries (“Sharon AI”), a leading Australian Neocloud, is a High-Performance Computing company focused on Artificial Intelligence and Cloud GPU/CPU Compute Infrastructure. Our AI Cloud platform and compute infrastructure is accelerating the build of AI factories and sovereign AI solutions, powering the next wave of accelerated computing adoption. For more information, visit www.sharonai.com.

Contacts

Sharon AI Media Enquiries:

Zachary Nevas

IMS Investor Relations

+1 203.972.9200

sharonai@imsinvestorrelations.com

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Forward-Looking Statements

This press release may contain, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which are not historical facts, and which are not assurances of future performance. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. In some cases you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “strategy,” “plan,” “expect,” “goal,” “seek,” “future,” “likely” or the negative or plural of these words or similar expressions or references to future periods. Forward-looking statements in this release include specific statements regarding the completion of the offering and the intended use of proceeds. Examples of such forward-looking statements include but are not limited to express or implied statements regarding Sharon AI’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding:

●	Service and product offerings;
●	Receipt and use of proceeds;
●	Acceleration of the deployment of assets;
●	Acceleration of Sharon AI’s ability to engage with additional potential customers;
●	Expansion of Sharon AI’s data center footprint;
●	The firming of Sharon AI’s ability to formally lease additional capacity; and
●	The strengthening of Sharon AI’s partner network.

In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from these forward-looking statements include, among others, all of the risks described in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K filed with the SEC. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the SEC, which are available at www.sec.gov.

The forward-looking statements and other information contained in this news release are made as of the date hereof and Sharon AI does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

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